TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue
Suite 2770
Dallas, Texas 75201
______

TRUSTEES:		ROY THOMAS
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD		DAVID M. PETERSON
Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	December 31, 2011	December 31, 2010

Rentals, royalties and other income	$6,514,422	$4,662,308

Land sales	4,725,140	803,000

Total income	$11,239,562	$5,465,308

Provision for income tax	$3,449,425	$1,292,781

Net income	$6,560,335	$2,832,533

Net income per sub-share	$.71	$.30

Average sub-shares outstanding during period	9,239,974	9,590,444

	Year Ended
	December 31, 2011	December 31, 2010

Rentals, royalties and other income	$22,445,924	$17,353,602

Land sales	11,873,112	2,738,070

Total income	$34,319,036	$20,091,672

Provision for income tax	$10,161,149	$5,115,470

Net income	$20,594,769	$11,308,711

Net income per sub-share	$2.21	$1.17

Average sub-shares outstanding during period	9,336,998	9,679,921

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters.  We assume no responsibility to update any such forward-looking statements.